UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025
________________________
BALLY'S CORPORATION

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 8, 2025, the previously announced acquisition by Intralot S.A. (“Intralot”) of the “Bally’s International Interactive” business (the “Acquisition”) pursuant to that certain Transaction Agreement, dated as of July 18, 2025 (the “Transaction Agreement”), between Bally’s Corporation (the “Company”) and Intralot successfully closed. As a result, the “Bally’s International Interactive” business has now been acquired by Intralot in exchange for consideration comprised of (subject to certain customary agreed adjustments for net debt, working capital and transaction expenses) €1.53 billion in cash and €1.136 billion in newly issued Intralot shares (873,707,073 shares at an implied value of €1.30 per share). With the completion of the transaction, the Company has become the majority shareholder of Intralot, with ownership of 1,081,241,951 (or approximately 58%) of the outstanding shares.

Item 7.01        Regulation FD Disclosure.

On October 9, 2025, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and will not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as otherwise expressly stated in such filing.

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this Form 8-K and Exhibit 99.1 constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company in this report or otherwise filed with the Securities and Exchange Commission (“SEC”) speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q filed with the SEC thereafter and other reports filed by the Company with the SEC.

Item 9.01        Financial Statements and Exhibits.

(a)    Financial Statements of Business or Funds Acquired.

If required, the Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b)    Pro Forma Financial Information.

If required, the Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K was required to be filed.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated October 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Kim M. Barker
Name:	Kim M. Barker
Title:	Chief Legal Officer

Date: October 9, 2025